Exhibit 8.1

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019-6064

(212) 373-3000

(212) 757-3990

November 5, 2018

Mosaic Acquisition Corp.

375 Park Avenue

New York, NY 10152

Ladies and Gentlemen:

We have acted as United States federal income tax counsel for Mosaic Acquisition Corp., a corporation presently incorporated in the Cayman Islands (the “Company”), in connection with the domestication of the Company in the state of Delaware pursuant to the provisions of Section 388 of the General Corporation Law of the State of Delaware (the “domestication”). At your request, we are rendering our opinion concerning certain material tax consequences of the domestication.

In rendering our opinion, we have examined the Registration Statement on Form S-4, which includes the Proxy Statement/Prospectus, relating to the registration of Class A common stock and warrants to acquire Class A common stock of the domesticated entity (the “Registration Statement”) and originals or copies, certified or otherwise identified to our satisfaction, of such other agreements and documents as we have deemed relevant and necessary and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below. In our examination, we have assumed, without independent verification, (i) the authenticity of original documents, (ii) the accuracy of copies and the genuineness of signatures, (iii) that the execution and delivery by each party to a document and the performance by such party of its obligations thereunder have been authorized by all necessary measures and do not violate or result in a breach of or default under such party’s certificate or instrument of formation and by-laws or the laws of such party’s jurisdiction of organization, (iv) that each agreement represents the entire agreement between the parties with respect to the subject matter thereof, (v) that the parties to each agreement have complied, and will comply, with all of their respective covenants, agreements and undertakings contained therein and (vi) that the transactions provided for by each agreement were and will be carried out in accordance with their terms. In rendering our opinion, we have made no independent investigation of the facts referred to herein and have relied for the purpose of rendering this opinion exclusively on those facts that have been provided to us by you and your agents, which we assume have been, and will continue to be, true. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Registration Statement.

The opinion set forth below is based on the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, Treasury regulations and other applicable authorities, all as in effect on the date hereof. The statutory provisions, regulations, and interpretations upon which our opinion is based are subject to change, and such changes could apply retroactively. Any change in law or the facts regarding the domestication, or any inaccuracy in the facts or assumptions on which we relied, could affect the continuing validity of the opinion set forth below. We assume no responsibility to inform you of any such changes or inaccuracy that may occur or come to our attention.

Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth herein and in the Registration Statement, the discussion set forth under the caption “Material Tax Considerations of the Domestication” in the Registration Statement, insofar as it expresses conclusions as to the application of United States federal income tax law, is our opinion as to the material United States federal income tax consequences generally applicable to the domestication, and the ownership and disposition of Class A common stock and warrants to acquire Class A common stock acquired pursuant to the domestication.

We are furnishing this letter in our capacity as United States federal income tax counsel to the Company.

We hereby consent to use of this opinion as an exhibit to the Registration Statement, to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement and to the discussion of this opinion in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Securities Act or the Rules (as defined in Exhibit 5.1 to the Registration Statement).

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP

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